ELEVENTH AMENDMENT TO THE

THE RBB FUND TRUST

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Transfer Agent Servicing Agreement dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Trust, to add the following fund:

●	Tweedy, Browne International Insider + Value ETF
●	Wayfinder Dynamic U.S. Interest Rate ETF
●	Wayfinder Gold ETF
●	Wayfinder Oil ETF
●	Wayfinder Saber ETF
●	Wayfinder U.S. Dispersion ETF
●	Wayfinder U.S. Market Better Beta ETF

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by a written agreement executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO/COO & Secretary	Title:	Senior Vice President
Date:	9/4/2025	Date:	September 5, 2025

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Exhibit A

to the Transfer Agent Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

P/E Global Enhanced International Fund

The Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

Advent Convertible Bond ETF

Twin Oak Enhanced Credit ETF

Twin Oak Endure ETF

Twin Oak Active Opportunities II ETF

Twin Oak Active Opportunities III ETF

MUFG Japan Small Cap Active ETF

Tweedy, Browne International Insider + Value ETF

Wayfinder Dynamic U.S. Interest Rate ETF

Wayfinder Gold ETF

Wayfinder Oil ETF

Wayfinder Saber ETF

Wayfinder U.S. Dispersion ETF

Wayfinder U.S. Market Better Beta ETF

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